UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 2, 2022 (February 25, 2022)

African Gold Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40121	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 West 52nd Street, #2322

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (860) 214-3714

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A ordinary shares and three-quarters of one Redeemable Warrant	AGAC.U	The New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	AGAC	The New York Stock Exchange

Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AGAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 25, 2022, the board of directors (the “Board”) of African Gold Acquisition Corporation (the “Company”) elected Zolani Kgosietsile Matthews as a member of the Board, as well as the chair of the audit committee. The Board determined that Mr. Matthews is an “independent director” as defined in the New York Stock Exchange listing standards and applicable rules of the Securities and Exchange Commission.

Mr. Matthews, 65, has served as a non-executive director of EnX Group, an industrial group that provides industrial equipment, related components, service and technical expertise to a wide range of industry sectors, since June 2020. He has also served as a non-executive director of Zarclear Holdings since June 2018. From March 2021 until November 2021, Mr. Matthews served as the former Group Chief Executive Officer of the Passenger Rail Agency of South Africa. From September 2020 until February 2021, Mr. Matthews served as Councillor for the Independent Communications Authority of South Africa, an independent regulatory body of the South African government that regulates the telecommunications and broadcasting sectors. Mr. Matthews has held directorships on several companies, including the Ports Regulator of South Africa, where he has served as Non-Executive Chairman from May 2020 to November 2021. Mr. Matthews served as the Executive Chairman of Imvula Group, an outsourcing solutions company, from April 2014 to January 2017. Mr. Matthews holds a Bachelor’s Degree in Political Science from Warwick University in the United Kingdom and a Master’s Degree in Public Administration from the John F. Kennedy School of Government at Harvard University.

 There are no arrangements or understandings between Mr. Matthews, on the one hand, and any other person pursuant to which any of Mr. Matthews was selected as a director of the Company. There are no family relationships between Mr. Matthews and any of the Company’s other directors or executive officers, or persons nominated or chosen by the Company to become an executive officer or director of the Company.

There are no transactions between the Company and Mr. Matthews that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointments, Mr. Matthews has agreed to become a party to that certain letter agreement, dated February 25, 2021, by and among the Company, the Company’s directors and officers, and other certain securities holders (the “Letter Agreement”) and entered into a joinder to the Letter Agreement on February 25, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

African Gold Acquisition Corporation

	By:	/s/ Christopher Chadwick
		Name:	Christopher Chadwick
		Title:	Chief Executive Officer

Dated: March 2, 2022

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